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                                                                    Exhibit 10.8


                            PLACEMENT UNIT AGREEMENT

                  PLACEMENT UNIT AGREEMENT (this "Agreement") made as of this 24th day of August, 2006 by and among Harbor Business Acquisition Corp., a Delaware corporation (the "Company"), H.C. Wainwright & Co., Inc. ("H.C. Wainwright") and the undersigned (the "Purchasers").

                  WHEREAS, the Company intends to file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-1, (as may be amended from time to time, the "Registration Statement"), in connection with the Company's initial public offering (the "IPO") of up to 4,166,667 units (including up to 625,000 units issuable upon exercise of an overallotment purchase option granted to H.C. Wainwright, as representative of the underwriters, by the Company), each unit ("Unit") consisting of (i) one share of the Company's common stock, $0.001 par value (the "Common Stock"), and (ii) two warrants (each such warrant, a "Warrant"), each Warrant to purchase one share of Common Stock;

                  WHEREAS, the Company desires to sell in a private placement to the Purchasers (the "Placement") an aggregate of 150,000 units (the "Placement Units") substantially identical to the Units being issued in the IPO pursuant to the terms and conditions hereof and as set forth in the draft Registration Statement, previously distributed to the Purchasers except that the Placement Units, Common Stock and Warrants to be issued in the Placement shall not be registered under the Securities Act of 1933, as amended (the "Securities Act");

                  WHEREAS, each Purchaser desires to acquire the number of Placement Units set forth opposite his name on Schedule A hereto;

                  WHEREAS, the Warrants included in the Placement Units shall be governed by the Warrant Agreement to be filed as an exhibit to the Registration Statement; and

                  WHEREAS, the Purchasers are entitled to registration rights with respect to the Common Stock and the Warrants comprising the Placement Units and the Common Stock underlying such Warrants (collectively, the "Registrable Securities") on the terms set forth in this Agreement.

                  NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

                  1. Purchase of Units. The Purchasers hereby agree to purchase an aggregate of 150,000 Placement Units at a purchase price of $6.00 per Placement Unit, or an aggregate of $900,000 (the "Purchase Price"). Such purchases shall be in the names and amounts set forth on Schedule A hereto.

                  2. Closing. The closing of the purchase and sale of the Placement Units (the "Closing") will take place at such time and place as the parties may agree (the "Closing Date"), but in no event later than the date on which the SEC declares the Registration Statement effective (the "Effective Date"). On the Effective Date, the Purchasers shall pay the Purchase Price by wire transfer of funds to an account maintained by the Company. Immediately prior to the closing of the IPO, the Company shall deposit the Purchase Price into the trust fund described in the Registration Statement (the "Trust Account"). The certificates for the Common Stock and Warrants comprising the Placement Units shall be delivered to the Purchasers promptly after the closing of the IPO.

                  3. Voting of Shares. If the Company solicits approval of its stockholders of a Business Combination, the Purchasers shall vote all of the shares of the Common Stock acquired by the Purchasers (i) pursuant to this Agreement, (ii) in the IPO and (iii) in the aftermarket following the IPO in favor of the Business Combination and therefore waive any redemption or conversion rights they might have with respect to certain of such shares. As used herein, a "Business Combination" shall be as defined in the form of Amended and Restated Certificate of Incorporation to be filed as an exhibit to the Registration Statement.

                  4. Waiver of Liquidation Distributions. In connection with the Placement Units purchased pursuant to this Agreement, the Purchasers hereby waive any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company in the event of a liquidation of the Company upon the Company's failure to timely complete a Business Combination. For purposes of clarity, any shares of Common Stock purchased in the IPO or the aftermarket by the Purchasers shall be eligible to receive any liquidating distributions by the Company.

                  5. Rescission Right Waiver and Indemnification.

                  5.1 Each of the Purchasers understands and acknowledges that an exemption from the registration requirements of the Securities Act requires that there be no general solicitation of purchasers of the Placement Units. In this regard, if the offering of the Units in the Company's IPO were deemed to be a general solicitation with respect to the Placement Units, the offer and sale of such Placement Units may not be exempt from registration and, if not, the Purchasers may have a right to rescind their purchases of the Placement Units. In order to facilitate the completion of the Placement and in order to protect the Company, its stockholders and the Trust Account from claims that may adversely affect the Company or the interests of its stockholders, each of the Purchasers hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of its purchase of the Placement Units. Each of the Purchasers acknowledges and agrees that this waiver is being made in order to induce the Company to sell the Placement Units to the Purchasers. Each Purchaser agrees that the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims, or proceedings (collectively, "Claims") and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith, including reasonable attorneys' and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Placement Units hereunder or relating to the purchase of the Placement Units and the transactions contemplated hereby (collectively, "Losses and Expenses").

                  5.2 Each Purchaser agrees not to seek recourse against the Trust Account for any reason whatsoever in connection with his purchase of the Placement Units or any Claim that may arise now or in the future.

                  5.3 The Purchasers acknowledge and agree that the stockholders of the Company are and shall be third-party beneficiaries of the foregoing provisions of this Agreement.

                  5.4 Each Purchaser agrees that to the extent any waiver of rights under this Section 5 is ineffective as a matter of law, each Purchaser has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. Each Purchaser acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

                  6. Lock-Up Agreement; Deposit with H.C. Wainwright. The Purchaser shall not offer, sell, contract to sell, pledge, hypothecate or otherwise dispose of, directly or indirectly, the Placement Units or any of the Common Stock or Warrants underlying the Placement Units purchased pursuant to this Agreement, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of such securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement until the consummation of a Business Combination. In order to enforce this covenant, if requested by H.C. Wainwright, the undersigned agree to deposit the Placement Units in an account to be established at H.C. Wainwright to be held in such account until the consummation of a Business Combination.

                  7. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company that:

                  7.1 The Purchaser is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

                  7.2 The Purchaser understands that the Placement Units, the Warrants and the Common Stock are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

                  7.3 The Placement Units, Common Stock and Warrants are being acquired for the Purchaser's own account, only for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

                  7.4 The Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Placement Units, Common Stock and Warrants and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

                  7.5 The Purchaser has the full right, power and authority to enter into this Agreement and this Agreement is a valid and legally binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

                  8. Registration Rights. The Purchaser will be entitled to the benefit of the registration rights granted pursuant to the Registration Rights Agreement among the Company and the parties named therein and the Placement Units, Common Stock and Warrants shall be deemed "Registrable Securities" under such Registration Rights Agreement.

                  9. Waiver of Claims; Indemnification. Each Purchaser hereby waives any and all rights to assert any present or future claims, including any right of rescission, against the Company, H.C. Wainwright or the other underwriters in the IPO exclusively with respect to their purchase of the Placement Units hereunder, and each Purchaser agrees to indemnify and hold the Company, H.C. Wainwright and the other underwriters in the IPO harmless from all losses, damages or expenses that relate to claims or proceedings brought against the Company, H.C. Wainwright or such other underwriters by such Purchaser of the Placement Units arising solely out of the purchase of the Placement Units hereunder.

                  10. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

                  11. Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 24th day of August, 2006.


                                     HARBOR BUSINESS ACQUISITION CORP.

                                     By:    /s/ W. Thomas Lomax
                                         --------------------------------------
                                         Name:  W. Thomas Lomax
                                         Title: Chairman of the Board


                                     H.C. WAINWRIGHT & CO., INC.

                                     By:    /s/ Anthony J. Sarkis
                                         --------------------------------------
                                         Name:  Anthony J. Sarkis
                                         Title: Director of Investment Banking

                                     PURCHASERS:

                                     HARBOR HEALTHCARE HOLDING LLC

                                     By:    /s/ W. Thomas Lomax
                                         --------------------------------------
                                         Name:  W. Thomas Lomax
                                         Title: President


                                     MORECO PARTNERS LLC

                                     By:    /s/ Robert Moreyra
                                         --------------------------------------
                                         Name:  Robert Moreyra
                                         Title: Managing Member


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SCHEDULE A


PURCHASER                               AMOUNT
---------                               ------
Harbor Healthcare Holding LLC           130,000 Units
Moreco Partners LLC                     20,000 Units
TOTAL                                   150,000 Units